UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 13, 2018

Date of Report (Date of earliest event reported)

INVIVO THERAPEUTICS HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-37350	36-4528166
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

One Kendall Square, Suite B14402

Cambridge, Massachusetts 02139

(Address of Principal Executive Offices) (Zip Code)

(617) 863-5500

(Registrant’s telephone number, including area code)

(Former name or former address, if  changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on May 11, 2018, InVivo Therapeutics Holdings Corp. (the “Company”) received a written notification from the Listing Qualifications Department of the Nasdaq Stock Market (the “Nasdaq”) notifying the Company that, based on the Company’s Quarterly Report on Form 10‑Q for the quarter ended March 31, 2018, the Company’s stockholders’ equity was $8,323,000, and therefore, the Company was not in compliance with Nasdaq Listing Rule 5450(b)(1)(A), which requires a $10 million minimum stockholders’ equity standard.

On June 13, 2018, the board of directors of the Company determined to apply to transfer the listing of the Company’s common stock to the Nasdaq Capital Market, which requires the Company to maintain at least $2.5 million of stockholders’ equity. On June 15, 2018,  the Company received a letter from the Nasdaq approving the transfer of the listing of the Company’s common stock from the Nasdaq Global Market to the Nasdaq Capital Market. This transfer is expected to become effective at the opening of business on June 19, 2018. The Nasdaq Capital Market operates in substantially the same manner as the Nasdaq Global Market, and, as with the Nasdaq Global Market, listed companies must meet certain financial requirements and comply with Nasdaq’s corporate governance requirements. The Company’s common stock will continue to trade under the symbol “NVIV.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVIVO THERAPEUTICS HOLDINGS CORP.

Date: June 19, 2018	By:	/s/ Richard Toselli
Name: Richard Toselli
Title: President and Chief Executive Officer